EXHIBIT 10.1
AMENDMENT NO. 1
TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
This Amendment No. 1 to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of the 23rd day of March, 2010, by and between Willbros United States Holdings, Inc. (formerly known as Willbros USA, Inc.), a Delaware corporation (the “Corporation”), and Robert R. Harl (the “Executive”).
RECITALS
A. Effective as of December 31, 2008, the Corporation and the Executive entered into that certain Amended and Restated Employment Agreement (the “Agreement”).
B. The Corporation and the Executive desire to amend the Agreement in certain respects, as set forth in this Amendment.
C. Terms used in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.
Now, therefore, in consideration of the premises, the mutual covenants contained herein and the mutual benefits derived therefrom, the Corporation and the Executive hereby agree as follows:
1. Effective as of the date of this Amendment, the first sentence of Section 1.2(a) of the Agreement is hereby amended so as to read in its entirety as follows:
“For the remainder of the Employment Period, the Corporation shall pay the Executive a base salary of nine hundred thousand dollars ($900,000).”
2. Except as specifically set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.
3. The provisions of this Amendment shall be construed and enforced in accordance with the laws of the State of Texas, without regard to any otherwise applicable principles of conflicts of laws.
In witness whereof, the Corporation and the Executive have executed and delivered this Amendment as of the date first above written.

Willbros United States Holdings, Inc.
(formerly Willbros USA, Inc.)

/s/ Robert R. Harl Robert R. Harl	By:	/s/ Gordon Hagendorf Name: Gordon Hagendorf
Title: VP Human Resources